Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Aspen Diversified Fund LLC (the “Fund”) on Form 10-Q for the quarterly period ended September 30, 2009, as filed with the Securities and Exchange Commission on November 12, 2009 (the “Report”), I, Kenneth E. Banwart, Managing Partner of Aspen Partners, Ltd, Managing Member of the Fund, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The forgoing quarterly report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the foregoing quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: November 12, 2009

/s/ Kenneth E. Banwart
Kenneth E. Banwart, Managing Partner
Aspen Partners, Ltd.
Managing Member of Aspen Diversified Fund LLC

Exhibit 32.1